As filed with the Securities and Exchange Commission on August 11, 1998
                                                        Registration No. 333-___

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                          GT INTERACTIVE SOFTWARE CORP.
             (Exact name of registrant as specified in its charter)

        Delaware                                                 13-3689915
        --------                                                 ----------
  (State or Other Jurisdiction of                             (I.R.S. Employer
   Incorporation or Organization)                         Identification Number)

                                417 Fifth Avenue
                            New York, New York 10016
                    (Address of Principal Executive Offices)
                                 ---------------
                          GT INTERACTIVE SOFTWARE CORP.
                            1997 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)
                                Ronald Chaimowitz
                                417 Fifth Avenue
                            New York, New York 10016
                     (Name and Address of Agent for Service)

                                 (212) 726-6500
                     (Telephone Number, Including Area Code,
                              of Agent for Service)

                                   Copies to:

                              David P. Levin, Esq.
                        Kramer, Levin, Naftalis & Frankel
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                Proposed
                                                                  Maximum                    Proposed
                                                                  Offering                   Maximum                     Amount of
    Title of Securities to          Amount to be                 Price Per                  Aggregate                  Registration
        be Registered                Registered                   Share(1)                Offering Price                    Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.01  per share                4,000,000 shares               $6.4375                 $25,750,000                  $7,597
====================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices for the Common Stock reported on the Nasdaq National Market on August 7, 1998.

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 4,000,000 shares of the Registrant's Common Stock, par value $.01 per share, to be issued pursuant to the Registrant's 1997 Stock Incentive Plan, as amended. The contents of the Registrant's Registration Statement on Form S-8 (File No. 333-33353), relating to the 1997 Stock Incentive Plan, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference in this Registration Statement the following documents:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-27338), filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Registrant's Transition Report on Form 10-K for the transition period from January 1, 1998 to March 31, 1998 (File No. 0-27338), filed pursuant to Section 13(a) of the Exchange Act;

         (c) The Registrant's Current Report on Form 8-K, filed March 4, 1998, pursuant to Section 13(a) of the Exchange Act;

         (d) The Registrant's Current Report on Form 8-K/A, filed May 7, 1998, pursuant to Section 13(a) of the Exchange Act;

         (e) The Registrant's Current Report on Form 8-K, filed July 22, 1998, pursuant to Section 13(a) of the Exchange Act;

         (f) The Registrant's Current Report on Form 8-K, filed August 5, 1998, pursuant to Section 13(a) of the Exchange Act;

         (g) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, filed pursuant to Section 13(a) of the Exchange Act; and

         (h) The Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Exchange Act, which contains a description of the Registrant's Common Stock, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

         Not applicable.

Item 5.   Interest of Named Experts and Counsel.

         The validity of the shares of Common Stock offered hereby has been passed upon for the Registrant by Kramer, Levin, Naftalis & Frankel. Certain members of, and persons associated with, such firm own an aggregate of 24,662 shares of Common Stock.

Item 6.   Indemnification of Directors and Officers.

         Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
(iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation, as amended, contains provisions permitted by Section 102(b)(7) of the DGCL.

         Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

         The Registrant's Amended and Restated Certificate of Incorporation, as amended, provides for indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL. The Registrant also maintains liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

Item 7.   Exemption from Registration Claimed.

         Not applicable.

Item 8.    Exhibits.

         Exhibit Number                Description

                    4.1 Amended and Restated Certificate of Incorporation of the Registrant and Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 filed as part of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998).

                    4.2 Amended and Restated By-laws of the Registrant (as amended on July 23, 1998)(incorporated by reference to Exhibit 3.2 filed as part of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998).

                    5         Opinion of Kramer, Levin, Naftalis & Frankel.

                    23.1      Consent of Arthur Andersen LLP.

                    23.2      Consent of Ernst & Young LLP.

                    23.3 Consent of Kramer, Levin, Naftalis & Frankel (contained in the opinion filed as Exhibit 5 hereto).

                    24 Power of Attorney (included on the signature page of this Registration Statement).

Item 9.    Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 11th day of August, 1998.

                                     GT INTERACTIVE SOFTWARE CORP.



                                     By: /s/ Ronald Chaimowitz
                                         ---------------------
                                     Name:   Ronald Chaimowitz
                                     Title:  Chairman of the Board of Directors
                                             and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Joseph J. Cayre, Ronald Chaimowitz and Jack J. Cayre his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                               TITLE(S)                                  DATE
                      ---------                                               --------                                  ----
 /s/ Joseph J. Cayre                                         Chariman Emeritus of the Board of                 August 11, 1998
------------------------------------------------             Directors
Joseph J. Cayre


/s/ Andrew Gregor                                            Senior Vice President, Finance and                August 11, 1998
------------------------------------------------             Administration, and Chief
Andrew Gregor                                                Financial Officer (Principal
                                                             Financial and Accounting Officer)


/s/ Ronald Chaimowitz                                        Chairman of the Board of Directors                August 11, 1998
------------------------------------------------             and Chief Executive Officer
Ronald Chaimowitz


/s/ Jack J. Cayre                                            Executive Vice President, Director                August 11, 1998
------------------------------------------------
Jack J. Cayre


/s/ Stanley Cayre                                            Director                                          August 11, 1998
-----------------------------------------------
Stanley Cayre


/s/ Steven A. Denning                                        Director                                          August 11, 1998
-----------------------------------------------
Steven A. Denning



/s/ William E. Ford                                          Director                                          August 11, 1998
-----------------------------------------------
William E. Ford


/s/ Jordan A. Levy                                           Director                                          August 11, 1998
-----------------------------------------------
Jordan A. Levy


/s/ Alvin N. Teller                                          Director                                          August 11, 1998
-----------------------------------------------
Alvin N. Teller


/s/ Philip J. Riese                                          Director                                          August 11, 1998
-----------------------------------------------
Phillip J. Riese